Exhibit 10.28


                SECOND AMENDMENT TO PUT AND CALL OPTION AGREEMENT



                  SECOND AMENDMENT TO PUT AND CALL OPTION AGREEMENT (this "Amendment"), dated as of September 12, 2001, among BNP Paribas (formerly Banque Nationale de Paris), Credit Agricole Indosuez (acting individually and as Bank Representative), Deutsche Bank AG (acting through its Paris branch), Westdeutsche Landesbank Girozentrale (acting through its Paris branch) (each, a "Bank" and together, the "Banks") and France Telecom ("France Telecom"). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed in the Option Agreement referred to below.

                                   WITNESSETH

                  WHEREAS, the Banks, the Bank Representative and France Telecom are parties to a Put and Call Option Agreement dated February 17, 2000, which was amended by the parties pursuant to a First Amendment to Put and Call Option Agreement dated as of March 23, 2000 (as so amended, the "Option Agreement");

                  WHEREAS, France Telecom and NTL Incorporated ("NTL") propose to enter into an Exchange Agreement in the form attached hereto as Annex A (the "Exchange Agreement") simultaneously with this Amendment under which NTL, subject to its terms and conditions, would issue 1,850,000 shares of its new Cumulative Convertible Preferred Stock, Series A (the "New Preferred Shares"), which would be exchanged, on a share for share basis, with the existing shares of NTL's 5% Cumulative Preferred Stock, Series A (the "Outstanding Preferred Shares"), which were purchased by the Banks and Compagnie Generale des Communications, a subsidiary of France Telecom, on March 28, 2000 pursuant to a Purchase Agreement among NTL and the parties to this Amendment dated February 17, 2000;

                  WHEREAS, France Telecom has requested that the Banks enter into the Exchange Agreement and exchange the Outstanding Preferred Shares held by them for New Preferred Shares of NTL as provided therein, and in connection therewith France Telecom has requested that the Banks and the Bank Representative (as defined in the Option Agreement) enter into this Amendment;

                  WHEREAS, the parties hereto now wish to amend the Option Agreement as herein provided;

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration acknowledged by the parties, it is hereby agreed:

                  1. Each of the Banks hereby agrees to execute and deliver the Exchange Agreement (in the form attached hereto as Annex A) and to carry out its obligations thereunder, including the exchange of Outstanding Preferred Stock for New Preferred Stock (and the stock certificate(s) relating thereto) as provided in such Exchange Agreement, provided that NTL and France Telecom also execute and deliver the Exchange Agreement at the same time as the Banks and provided further that such obligations of each Bank are subject to the delivery to the Finance Parties at the Closing (as defined in the Exchange Agreement) of legal opinions satisfactory in form and substance to the Banks and their legal advisors, White & Case LLP, of (i) Shearman & Sterling, legal advisors to France Telecom, and the General Counsel of France Telecom (under New York and French law, respectively) to the effect that this Amendment has been duly authorized, executed and delivered by France Telecom and is a binding obligation of France Telecom (assuming due authorization, execution and delivery hereof by the Finance Parties), enforceable in accordance with its terms (subject to applicable bankruptcy and similar laws and any other appropriate and customary exceptions) and (ii) Skadden, Arps, Slate, Meagher & Flom LLP regarding the issuance of the New Preferred Stock.

                  2. (i) Any reference to the "Preferred Stock" in the Option Agreement shall be deemed to be a reference to the "New Preferred Stock" as defined in the NTL Preferred Stock Certificate of Designation annexed to the Exchange Agreement as filed with the Secretary of State of Delaware, and any references to "Preferred Stock" in any covenant remaining to be performed or in any representation or warranty in respect of the "Preferred Stock" shall be deemed to be references to the "NTL Preferred Stock" as defined in such NTL Preferred Stock Certificate of Designation.

         (ii) The definition of "Protected Party" in the Option Agreement shall be completed by adding the terms "including any capital gain" after the terms "Tax to be received or receivable" in the third line.

         (iii) The last paragraph of Clause 11.2(b) of the Option Agreement shall be completed by adding the terms "including any constructive capital gain resulting from the exchange operation through which the Finance Parties received the Preferred Stock under the Exchange Agreement" after the terms "deemed to be received or receivable" in the second line.

         (iv) Upon the occurrence of the Closing (as defined in the Exchange Agreement) the Option Agreement is hereby amended as provided in paragraphs (i),
(ii) and (iii) above and shall otherwise remain in full force and effect.

         (v) Notwithstanding Section 16 of the Exchange Agreement, it is understood and agreed by the parties hereto that clause 14.2 of the Option Agreement applies to this Amendment and the transactions contemplated by the Exchange Agreement, and accordingly France Telecom shall reimburse the Bank Representative for the reasonable fees and disbursements of White & Case LLP as legal advisors to the Bank Representative and the Banks in connection herewith and therewith.


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

                  3. This Amendment is limited as specified herein and in accordance with clause 20 of the Option Agreement and shall not constitute a modification, acceptance or waiver of any other provision of the Option Agreement.

                  4. This Amendment and the rights and obligations of the parties shall be governed by and construed in accordance with the law of the State of New York, United States of America.

                  5. Each of the Finance Parties and France Telecom irrevocably agrees that any legal suit, action or proceeding against it arising out of, or in connection with, this Amendment may be instituted in the Supreme Court of the State of New York, County of New York, or the U.S. District Court for the Southern District of New York, and irrevocably waives any objection which it may now or hereinafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.

                  6. This Amendment may be executed and delivered (including by facsimile) in any number of counterparts and by the different parties hereto in separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with each Bank and France Telecom.

                  7. From and after the date hereof, all references in the Option Agreement shall be deemed to be references to the Option Agreement as amended hereby.



       THIS AMENDMENT has been duly executed on the date stated above.

       BNP PARIBAS


       By:   /s/ Sebastien Arbola                  By:  /s/ Philippe Roca
          ----------------------------                --------------------------
       Title : Proxy Holder                        Title : Proxy Holder



       CREDIT AGRICOLE INDOSUEZ


       By:  /s/ Olivier Meary                      By:  /s/ Francois Pasquier
          ----------------------------                --------------------------
       Title : Proxy Holder                        Title : Proxy Holder



       DEUTSCHE BANK AG
       PARIS BRANCH


       By:  /s/ Benoit Deschamps                   By:  /s/ Antoine de Maistre
          ----------------------------                --------------------------
       Title : Director                            Title : Legal Adviser


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

       WESTDEUTSCHE LANDESBANK GIROZENTRALE
       PARIS BRANCH


       By:  /s/ Nadine Veldung
          ----------------------------
       Title : Executive Director



       FRANCE TELECOM


       By:  /s/ Olivier Froissart
          ----------------------------
       Title : Director M&A Department



       CREDIT AGRICOLE INDOSUEZ, as Bank Representative


       By:  /s/ Olivier Meary                      By:  /s/ Francois Pasquier
          ----------------------------                --------------------------
       Title : Proxy Holder                        Title : Proxy Holder



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